UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2004

SPHERION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 26, 2004, Spherion Corporation issued a press release announcing its results of operations for the fiscal quarter ended June 25, 2004. A copy of the press release is attached as an exhibit hereto.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: July 26, 2004	By:	/s/ Roy G. Krause
President & Chief Operating Officer

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[spherion logo]

	Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

FOR IMMEDIATE RELEASE	Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com

SPHERION ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., July 26, 2004 — Spherion Corporation (NYSE: SFN) today announced financial results for the second quarter ended June 25, 2004.

FINANCIAL HIGHLIGHTS

•	Second quarter 2004 revenues from continuing operations were $496.3 million compared with $425.3 million in the second quarter of 2003, an increase of 16.7%.

•	The net earnings (loss) for the second quarter were $2.8 million or $0.05 per share in 2004 compared with ($6.5) million or ($0.11) per share in 2003.

•	Earnings (loss) from continuing operations were $3.2 million or $0.05 per share in the second quarter 2004 compared with ($1.4) million or ($0.02) per share in the second quarter 2003.

•	Revenues for the first six months of 2004 were $974.8 million compared with $839.4 million for the same period in 2003. The net loss for the six-month period was ($5.3) million or ($0.09) per share in 2004 compared with ($11.3) million or ($0.19) per share in 2003.

     Spherion President and Chief Operating Officer Roy Krause commented, “Our trends indicate that our strategic focus on staffing and recruiting and execution of our growth initiatives are resulting in market share gains. Strong revenue growth and increasing operating leverage within the Company have improved profitability. With our breadth of services, the Company is positioned well within the industry and we are encouraged by solid demand, including increasing permanent placement, indicating further improvement in the employment sector.”

     Krause continued, “Pricing in both Staffing and Professional Services was stable in the second quarter compared with the first quarter. Gross profit margins for the Company increased slightly on a sequential basis due to a higher mix of professional services revenues, seasonal improvement in payroll taxes and lower workers’ compensation expenses.”

[spherion logo]

OPERATING PERFORMANCE

     Staffing Services revenue growth in the second quarter increased to 16.6% year over year, driven primarily by light industrial and to a lesser extent clerical temporary staffing. Sequential quarterly improvements in temporary staffing gross profit margins as compared with the first quarter of 2004 were more than offset by declines in managed services, primarily attributable to call center operations. Year over year decreases in segment gross profit margins are primarily a result of higher state unemployment taxes and a shift in service mix toward temporary staffing. The Staffing Services segment operating profit margin was 1.0% in the second quarter 2004 compared with 1.2% in second quarter of 2003.

     Professional Services revenue growth increased to 17.2% on a year over year basis in the second quarter 2004, reflecting growth in information technology, finance and accounting on both a temporary staffing and permanent placement basis. Gross profit margins in the second quarter of 2004 were approximately the same as the prior year, reflecting a higher mix of permanent placement revenue which was offset by the cumulative effect of pricing declines experienced during 2003 and increased state unemployment taxes in 2004. Strong revenue growth in both temporary and permanent placement services along with good expense management improved the segment operating margin to 7.6% in the second quarter of 2004 compared with 1.6% in the second quarter of 2003.

OTHER ITEMS

     The Company continues to implement the final phase of its enterprise-wide information system. To date approximately 380 locations are operating on the new system and the Company continues to expect to be substantially complete with the branch roll-out by the end of the third quarter.

     During the second quarter, the Company completed the sale of its staffing operation in The Netherlands and received $2.4 million in cash proceeds. Early in the third quarter, the sale of the Company’s Australian operations was completed and initial proceeds of $14.6 million were received with an additional $3.5 million due in September 2005. The Company currently anticipates that the sale of its staffing operation in the United Kingdom will be completed within the third quarter. All of these businesses are classified as discontinued operations in the accompanying financial statements.

     Additionally, early in the third quarter 2004, the Company amended its bank credit facility to expand the facility to $250 million and extend the maturity through 2009. The Company is also calling its $89.6 million of outstanding 4.5% Convertible Notes. Cash on hand, proceeds from the sale of its discontinued operations and borrowings under the amended credit facility will be used to fund the redemption, which is expected to be completed in the third quarter.

OUTLOOK

     Krause commented, “Based on recent weekly sales trends, the Company currently anticipates revenue for the third quarter 2004 will be between $500 and $520 million or growth of 11-16% year over year. Earnings from continuing operations are expected to be between $0.05 and $0.09 per share, assuming an effective tax rate of 42% for the third quarter 2004.”

[spherion logo]

About Spherion

     Spherion Corporation is a leader in the staffing industry in North America, providing value-added staffing, recruiting and workforce solutions. Spherion has helped companies improve their bottom line by efficiently planning, acquiring and optimizing talent since 1946. To learn more, visit www.spherion.com.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our business strategy; Technology investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Debt Compliance- Failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; certain contracts contain termination provisions and pricing risks; the disposition of our discontinued operations may create future liabilities related to contract indemnifications; and managing or integrating any future acquisitions may strain our resources. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings (loss) from continuing operations include, but are not limited to, restructuring charges, gains/losses on the sale of assets, goodwill impairment charges and gains on the early retirement of debt, net of taxes. Adjusted earnings (loss) from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings (loss) from continuing operations should not be considered a measure of financial performance in isolation or as an alternative to earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. Items excluded from adjusted earnings (loss) from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	June 25,	June 27,
	2004	2003
Revenues (1)	$496,292	$425,250
Cost of services	391,714	330,793

Gross profit (2)	104,578	94,457

Selling, general and administrative expenses	98,497	97,768
Interest expense	1,641	1,651
Interest income	(1,169)	(1,628)
Restructuring and other charges	(29)	(476)
Other gains	—	(313)

	98,940	97,002

Earnings (loss) from continuing operations before income taxes and discontinued operations	5,638	(2,545)
Income tax (expense) benefit	(2,426)	1,133

Earnings (loss) from continuing operations before discontinued operations	3,212	(1,412)

Discontinued operations:
Loss from discontinued operations (3)	(2,098)	(2,327)
Income tax benefit (expense)	1,690	(2,759)

Loss from discontinued operations	(408)	(5,086)

Net earnings (loss)	$2,804	$(6,498)

Earnings (loss) per share-Basic:
Earnings (loss) from continuing operations before discontinued operations	$0.05	$(0.02)
Loss from discontinued operations	(0.01)	(0.09)

	$0.05	$(0.11)

Earnings (loss) per share-Diluted:(4)
Earnings (loss) from continuing operations before discontinued operations	$0.05	$(0.02)
Loss from discontinued operations	(0.01)	(0.09)

	$0.05	$(0.11)

Weighted average shares used in computation of earnings (loss) per share:
Basic	60,894	59,819
Diluted	62,316	59,819

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax (loss) gain on disposal of ($1,146) in 2004 and $5 in 2003.

(4)	Earnings from continuing operations and net earnings for the three months ended June 25, 2004 were increased by $14 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Six Months Ended
	June 25,	June 27,
	2004	2003
Revenues (1)	$974,843	$839,384
Cost of services	770,193	653,329

Gross profit (2)	204,650	186,055

Selling, general and administrative expenses	195,157	193,315
Interest expense	3,084	3,151
Interest income	(2,187)	(2,952)
Restructuring and other charges	8,845	(476)
Other gains	—	(313)

	204,899	192,725

Loss from continuing operations before income taxes and discontinued operations	(249)	(6,670)
Income tax (expense) benefit	(515)	2,545

Loss from continuing operations before discontinued operations	(764)	(4,125)

Discontinued operations:
Loss from discontinued operations (3)	(8,803)	(5,360)
Income tax benefit (expense)	4,239	(1,796)

Loss from discontinued operations	(4,564)	(7,156)

Net loss	$(5,328)	$(11,281)

Loss per share-Basic and Diluted:
Loss from continuing operations before discontinued operations	$(0.01)	$(0.07)
Loss from discontinued operations	(0.08)	(0.12)

	$(0.09)	$(0.19)

Weighted average shares used in computation of loss per share:
Basic	60,715	59,758
Diluted	60,715	59,758

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax loss on disposal of $3,087 and $1,053 in 2004 and 2003, respectively.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	June 25,	December 26,
	2004	2003
Assets

Current Assets:
Cash and cash equivalents	$48,059	$21,248
Receivables, less allowance for doubtful accounts of $4,504 and $6,671	307,279	330,001
Deferred tax asset	26,467	20,868
Income tax receivable	8,862	20,710
Insurance deposit	26,030	27,412
Other current assets	14,567	19,261
Assets of discontinued operations	77,921	—

Total current assets	509,185	439,500
Goodwill	46,700	49,977
Property and equipment, net	116,089	133,448
Deferred tax asset	133,992	144,154
Insurance deposit	59,370	67,688
Intangibles and other assets	29,675	30,067

	$895,011	$864,834

Liabilities and Stockholders’ Equity

Current Liabilities:
Short-term borrowings	$13,094	$6,939
Convertible subordinated notes	89,553	—
Accrued restructuring	5,161	5,531
Accounts payable and other accrued expenses	90,425	97,019
Accrued salaries, wages and payroll taxes	65,095	60,282
Accrued insurance reserves	36,703	36,849
Other current liabilities	7,644	7,391
Liabilities of discontinued operations	26,420	—

Total current liabilities	334,095	214,011
Long-term debt, net of current portion	8,240	8,325
Convertible subordinated notes	—	89,748
Accrued insurance reserves	29,244	29,110
Accrued income tax payable	80,119	79,423
Deferred compensation and other long-term liabilities	31,734	32,372

Total liabilities	483,432	452,989

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 4,509,137 and 5,425,781 shares, respectively	(43,405)	(54,971)
Additional paid-in capital	848,018	852,995
Accumulated deficit	(407,928)	(402,600)
Accumulated other comprehensive income	14,241	15,768

Total stockholders’ equity	411,579	411,845

	$895,011	$864,834

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance	Three Months Ended		Six Months Ended
	Three Months Ended
	September 24,	June 25,	June 27,	June 25,	June 27,
	2004	2004	2003 (1)	2004	2003 (1)
Adjusted earnings (loss) from continuing operations		$3,193	$(1,915)	$4,985	$(4,628)

Restructuring and other charges, net of tax		19	309	(5,749)	309

Other gains, net of tax		—	194	—	194

Earnings (loss) from continuing operations		3,212	(1,412)	(764)	(4,125)

Loss from discontinued operations		(408)	(5,086)	(4,564)	(7,156)

Net earnings (loss)		$2,804	$(6,498)	$(5,328)	$(11,281)

Per share-Diluted amounts: (2)

Adjusted earnings (loss) from continuing operations	$0.05 to $0.09	$0.05	$(0.03)	$0.08	$(0.08)

Restructuring and other charges, net of tax	—	0.00	0.01	(0.09)	0.01

Other gains, net of tax	—	—	0.00	—	0.00

Earnings (loss) from continuing operations	$0.05 to $0.09	0.05	(0.02)	(0.01)	(0.07)

Loss from discontinued operations		(0.01)	(0.09)	(0.08)	(0.12)

Net earnings (loss)		$0.05	$(0.11)	$(0.09)	$(0.19)

Weighted average shares used in computation of earnings (loss) per share:

Diluted		62,316	59,819	60,715	59,758

(1)	Results from continuing operations for both the three and six months ended June 27, 2003 have been updated from prior year for the reclassification of discontinued operations.

(2)	Earnings from continuing operations and net earnings for the three months ended June 25, 2004 were increased by $14 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	June 25, 2004	June 27, 2003	March 26, 2004	June 25, 2004	June 27, 2003
Revenues:
Staffing Services	$393,943	$337,918	$385,438	$779,381	$667,588
Professional Services	102,349	87,332	93,113	195,462	171,796

Segment revenue	$496,292	$425,250	$478,551	$974,843	$839,384

Gross profit:
Staffing Services	$71,452	$65,750	$72,639	$144,091	$130,751
Professional Services	33,126	28,707	27,433	60,559	55,304

Segment gross profit	$104,578	$94,457	$100,072	$204,650	$186,055

Segment operating profit:
Staffing Services	$4,102	$3,961	$6,984	$11,086	$7,388
Professional Services	7,737	1,430	2,278	10,015	1,495

Segment operating profit	11,839	5,391	9,262	21,101	8,883

Unallocated corporate costs	(5,758)	(8,702)	(5,850)	(11,608)	(16,143)
Interest expense	(1,641)	(1,651)	(1,443)	(3,084)	(3,151)
Interest income	1,169	1,628	1,018	2,187	2,952
Restructuring and other charges	29	476	(8,874)	(8,845)	476
Other gains	—	313	—	—	313

Earnings (loss) from continuing operations before income taxes and discontinued operations	$5,638	$(2,545)	$(5,887)	$(249)	$(6,670)

MEMO:

Gross profit margin:
Staffing Services	18.1%	19.5%	18.8%	18.5%	19.6%
Professional Services	32.4%	32.9%	29.5%	31.0%	32.2%
Total Spherion	21.1%	22.2%	20.9%	21.0%	22.2%

Segment operating profit margin:
Staffing Services	1.0%	1.2%	1.8%	1.4%	1.1%
Professional Services	7.6%	1.6%	2.4%	5.1%	0.9%
Total Spherion	2.4%	1.3%	1.9%	2.2%	1.1%

Supplemental Cash Flow Information:
Operating cash flow	$14,899	$(1,520)	$2,438	$17,337	$78,174
Capital expenditures	$3,458	$25,199	$4,519	$7,977	$41,415
Depreciation and amortization	$7,144	$7,033	$8,511	$15,655	$13,829
DSO	57	54	57	57	54

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	June 25, 2004	June 27, 2003	March 26, 2004	June 25, 2004	June 27, 2003
Staffing Services
Revenue by Skill:
Clerical	$252,189	$233,674	$257,955	$510,144	$465,797
Light Industrial	141,754	104,244	127,483	269,237	201,791

Segment Revenue	$393,943	$337,918	$385,438	$779,381	$667,588

Revenue by Service:
Temporary Staffing	$304,395	$248,029	$285,711	$590,106	$482,567
Managed Services	85,819	86,309	96,011	181,830	179,710
Permanent Placement	3,729	3,580	3,716	7,445	5,311

Segment Revenue	$393,943	$337,918	$385,438	$779,381	$667,588

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	15.9%	17.3%	15.1%	15.5%	16.9%
Managed Services	22.7%	22.5%	26.9%	24.9%	24.4%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	18.1%	19.5%	18.8%	18.5%	19.6%

Professional Services
Revenue by Skill:
Information Technology	$67,552	$57,615	$63,720	$131,272	$115,065
Finance & Accounting	23,716	20,410	19,844	43,560	38,671
Other	11,081	9,307	9,549	20,630	18,060

Segment Revenue	$102,349	$87,332	$93,113	$195,462	$171,796

Revenue by Service:
Temporary Staffing	$91,880	$79,479	$84,541	$176,421	$157,077
Permanent Placement	10,469	7,853	8,572	19,041	14,719

Segment Revenue	$102,349	$87,332	$93,113	$195,462	$171,796

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	24.7%	26.2%	22.3%	23.5%	25.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	32.4%	32.9%	29.5%	31.0%	32.2%